                                                                    Exhibit 8(b)


                          INVESTMENT ADVISORY AGREEMENT


INVESTMENT ADVISORY AGREEMENT, dated as of September 9, 1994, by and between TOUCHSTONE ADVISORS, INC., an Ohio corporation (the "Advisor"), and SELECT ADVISORS PORTFOLIOS, a New York master trust created pursuant to a Declaration of Trust dated February 7, 1994, as amended from time to time (the "Trust").

     WHEREAS, the Trust is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act"); and

     WHEREAS, interests in the Trust are divided into separate subtrusts (each, along with any subtrust which may in the future be established, a "Portfolio"); and

     WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment advisor and to have an investment advisor perform for it various investment advisory and research services and other management services; and

     WHEREAS, the Advisor is an investment Advisor registered under the Investment Advisers Act of 1940, as amended, and desires to provide investment advisory services to the Trust;

     NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. EMPLOYMENT OF THE ADVISOR. He Trust hereby employs the Advisor to manage the investment and reinvestment of the assets of each Portfolio subject to the control and direction of the Trust's Board of Trustees, for the period on the terms hereinafter set forth. The Advisor hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Advisor shall for all purposes herein be deemed to be independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     2. OBLIGATIONS AND SERVICES TO BE PROVIDED BY THE ADVISOR. In providing the services and assuming the obligations set forth herein, the Advisor may, at its expense, employ one or more subadvisors for any Portfolio. Any agreement between the Advisor and a subadvisor shall be subject to the renewal, termination and amendment provisions of paragraph 10 hereof. The Advisor undertakes to provide the following services and to assume the following obligations:

            a) The Advisor will manage the investment and reinvestment of the assets of each Portfolio, subject to and in accordance with the respective investment objectives and policies of each Portfolio and any directions which the Trust's Board of Trustees may issue from time to time. In pursuance of the foregoing, the Advisor may engage separate investment advisors ("Portfolio Advisor(s)") to make all determinations with respect to the investment of the assets of each Portfolio, to effect the purchase and sale of portfolio securities and to take such steps as may be necessary to implement the same. Such determination and services by each Portfolio Advisor shall also include determining the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio securities shall be exercised. The Advisor shall, and shall cause each Portfolio Advisor to, render regular reports to the Trust's Board of Trustees concerning the Trust's and each Portfolio's investment activities.

            b) The Advisor shall, or shall cause the respective Portfolio
               Advisor(s) to place orders for the execution of all portfolio transactions, in the name of the respective Portfolio and in accordance with the policies with respect thereto set forth in the Trust's registration statements under the 1940 Act and the Securities Act of 1933, as such registration statements may be amended from time to time. In connection with the placement of orders for the execution of portfolio transactions, the Advisor shall create and maintain (or cause the Portfolio Advisors to create and maintain) all necessary brokerage records for each Portfolio, which records shall comply with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission (the "SEC"), the Trust or any person retained by the Trust. Where applicable, such records shall be maintained by the Advisor (or Portfolio Advisor) for the periods and in the places required by Rule 31a-02 under the 1940 Act.

            c) In the event of any reorganization or other change in the
               Advisor, its investment principals, supervisors or members of its investment (or comparable) committee, the Advisor shall give the Trust's Board of Trustees written notice of such reorganization or change within a reasonable time (but not later than 30 days) after such reorganization or change.

            d) The Advisor shall bear its expenses of providing services to the
               Trust pursuant to this Agreement except such expenses as are undertaken by the Trust. In addition, the Advisor shall pay the salaries and fees, if any, of all Trustees, officers and employees of the Trust who are



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


               affiliated persons, as defined in Section 2(a)(3) of the 1940 Act, of the Advisor.

            e) The Advisor will manage, or will cause the Portfolio Advisors to manage, the Portfolio Assets and the investment and reinvestment of such assets so as to comply with the provisions of the 1940 Act and with Subchapter M of the Internal Revenue Code of 1986, as amended.

         3. EXPENSES. The Trust shall pay the expenses of its operation, including but not limited to (i) charges and expenses for Trust accounting, pricing and appraisal services and related overhead, (ii) the charges and expenses of the Portfolio's auditor's; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Trust with respect to the Portfolios; (iv) brokers' commissions, and issue and transfer taxes, chargeable to the Trust in connection with securities transactions to which the Trust is a party; (v) insurance premiums, interest charges, dues and fees for Trust membership in trade associations and all taxes and fees payable by the Trust to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Trust and/or interests in the Trust with the SEC, state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with the SEC; (vii) all expenses of meetings of Trustees and of interest holders of the Trust and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies;
(viii) charges and expenses of legal counsel to the Trust; (ix) compensation of Trustees of the Trust; (x) the cost of preparing and printing share certificates; and (xi) interest on borrowed money, if any.

         4. COMPENSATION OF THE ADVISOR.

            a) As compensation for the services rendered and obligations assumed hereunder by the Advisor, the Trust shall pay to the Advisor monthly a fee that is equal on an annual basis to that percentage of the average daily net assets of each Portfolio set forth on
               Schedule 1 attached hereto (and with respect to any future Portfolio, such percentage as the Trust and the Advisor may agree to from time to time). Such fee shall be computed and accrued daily. If the Advisor serves as investment advisor for less than the whole of any period specified in this Section 4a, the compensation to the Advisor shall be prorated. For purposes of calculating the Advisor's fee, the daily value of each Portfolio's net assets shall be computed by the same method as the Trust uses to compute the net asset value of that Portfolio.

            b) The Advisor will pay all fees owing to each Portfolio Advisor, and the Trust shall not be obligated to the Portfolio Advisors in any manner with respect to the compensation of such Portfolio Advisors.



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

            c) The Advisor reserves the right to waive all or a part of its fee.

         5. ACTIVITIES OF THE ADVISOR. The services of the Advisor to the Trust hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others. It is understood that the Trustees and officers of the Trust are or may become interested in the Advisor as stockholders, officers or otherwise, and that stockholders and officers of the Advisor are or may become similarly interested in the Trust, and that the Advisor may become interested in the Trust as a shareholder or otherwise.

         6. USE OF NAMES. The Trust will not use the name of the Advisor in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Advisor; except that the Trust may use such name in any document which merely refers in accurate terms to its appointment hereunder or in any situation which is required by the SEC or a state securities commission; and provided further, that in no event shall such approval be unreasonably withheld. The Advisor will not use the name of the Trust in any material relating to the Advisor in any manner not approved prior thereto by the Trust; except that the Advisor may use such name in any document which merely refers in accurate terms to the appointment of the Advisor hereunder or in any situation which is required by the SEC or a state securities commission. In all other cases, the parties may use such names to the extent that the use is approved by the party named, it being agreed that in no event shall such approval be unreasonably withheld.

                  The Trustees of the Trust acknowledge that, in consideration of the Advisor's assumption of certain organization expenses of the Trust and of the various Portfolios, the Advisor has reserved for itself the rights to the name "Select Advisors Portfolios" (or any similar names) and that use by the Trust of such name shall continue only with the continuing consent of the Advisor, which consent may be withdrawn at any time, effective immediately, upon written notice thereof to the Trust.

         7. LIMITATION OF LIABILITY OF THE ADVISOR.

                         a) Absent willful misfeasance, bad faith, gross
                    negligence, or reckless disregard of obligations or duties hereunder on the part of the Advisor, the Advisor shall not be subject to liability to the Trust or to any holder of an interest in any Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. As used in this Section 7, the term "Advisor" shall include Touchstone Advisors, Inc. and/or any of its affiliates and the directors, officers and employees of Touchstone Advisors, Inc. and/or of its affiliates.


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


                         b) The Trust will indemnify the Advisor against, and
                    hold it harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from acts or omissions of the Trust. Indemnification shall be made only after: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Trust was liable for the damages claimed or (ii) in the absence of such a decision, a reasonable determination based upon a review of the facts, that the Trust was liable for the damages claimed, which determination shall be made by either (a) the vote of a majority of a quorum of Trustees of the Trust who are neither "interested persons" of the Trust nor parties to the proceeding ("disinterested non-party Trustees") or (b) an independent legal counsel satisfactory to the parties hereto, whose determination shall be set forth in a written opinion. The Advisor shall be entitled to advances from the Trust for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent that would be permissible under the applicable provisions of the General Corporation Law of Ohio. The Advisor shall provide to the Trust a written affirmation of its good faith belief that the standard of conduct necessary for indemnification under such law has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Advisor shall provide security in form and amount acceptable to the Trust for its undertaking; (b) the Trust is insured against losses arising by reason of the advance; or (c) a majority of a quorum of the Trustees of the Trust, the members of which majority are disinterested non-party Trustees, or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Trust at the time the advance is proposed to be made, that there is reason to believe that the Advisor will ultimately be found to be entitled to indemnification.

         8. LIMITATION OF TRUST'S LIABILITY. The Advisor acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust. The Advisor agrees that the Trust's obligations hereunder in any case shall be limited to the Trust and to its assets and that the Advisor shall not seek satisfaction of any such obligation from the holders of the interests in any Portfolio nor from any Trustee, officer, employee or agent of the Trust.

         9. FORCE MAJEURE. The Advisor shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the


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



event of equipment breakdowns beyond its control, the Advisor shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.


         10.      RENEWAL, TERMINATION AND AMENDMENT.

                  a) This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of twelve months from the date hereof and it shall continue indefinitely thereafter as to each Portfolio, provided that such continuance is specifically approved by the parties hereto and, in addition, at least annually by
                        (i) the vote of holders of a majority of the outstanding voting securities of the affected Portfolio or by vote of a majority of the Trust's Board of Trustees and (ii) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of the Advisor, cast in person at a meeting called for the purpose of voting on such approval.

                  b) This Agreement may be terminated at any time, with respect to any Portfolio(s), without payment of any penalty, by the Trust's Board of Trustees or by a vote of the majority of the outstanding voting securities of the affected Portfolio(s) upon 60 days' prior written notice to the Advisor and by the Advisor upon 60 days' prior written notice to the Trust.

                  c) This Agreement may be amended at any time by the parties hereto, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of the majority of the outstanding voting securities of any Portfolio affected by such change. This Agreement shall terminate automatically in the event of its assignment.

                  d) The terms "assignment," "interested persons" and "majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act.

         11. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         12. MISCELLANEOUS. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The captions, in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered inn their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. Pursuant to the Trust's Declaration of Trust, dated as of February 7, 1994, the obligations of this Agreement are not binding upon any of the Trustees or interestholders of the Trust individually, but bind only the Trust estate.

                                   SELECT ADVISORS PORTFOLIOS


                                   By /s/ EDWARD G. HARNESS, JR.
                                      -------------------------------
                                      Edward G. Harness, Jr., President

Attest:


/s/ TERESA MASSONG
--------------------
                                   TOUCHSTONE ADVISORS, INC.



                                   By /s/ JILL T. MCGRUDER
                                      -------------------------------
                                      Jill T. McGruder, Vice President

Attest:


/s/ TERESA MASSONG
--------------------



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


                                              Exhibit  A to  Amendment  No. 1 to
                                              Advisory Agreement

SCHEDULE  1


Emerging Growth Portfolio                   0.80%

International Equity Portfolio              0.95%

Growth & Income Portfolio                   0.75%

Growth & Income Portfolio II                0.75%

Balanced Portfolio                          0.80%

Income Opportunity                          0.65%

Bond Portfolio                              0.55%

Bond Portfolio II                           0.55%






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


                                 AMENDMENT NO. 1
                          INVESTMENT ADVISORY AGREEMENT

         This Amendment No. 1 to Investment Advisory Agreement is dated as of May 1, 1997 and amends the Investment Advisory Agreement (the "Advisory Agreement") dated September 9, 1994 made by and between Touchstone Advisors, Inc., an Ohio corporation (the "Advisor"), and Select Advisors Portfolios, a New York master trust created pursuant to a Declaration of Trust dated February 7, 1994 (the "Trust").

         WHEREAS, the Advisor acts as investment advisor to the Trust pursuant to the Advisory Agreement; and in such capacity the Advisor has engaged separate portfolio advisors for each of the Trust's portfolios; and

         WHEREAS, the Trust, by its Board of Trustees, has taken action to terminate the Trust's Municipal Bond Portfolio and the Portfolio Advisory Agreement, dated September 9, 1994, presently in effect between the Advisor and Neuberger & Berman, Portfolio Advisor to such portfolio, each as of the close of business on April 30, 1997; and

         WHEREAS, such Board of Trustees also has taken action to terminate Portfolio Advisory Agreements presently in effect between the Advisor and Harbor Capital Management Company, Inc. ("Harbor Capital") and Morgan Grenfell Capital Management, Inc. ("Morgan Grenfell"), each such Portfolio Advisory Agreement being dated as of September 9, 1994; and

         WHEREAS, such Board of Trustees also has taken action to enter into a Portfolio Advisory Agreement with Op Cap Advisors, a subsidiary of Oppenheimer Capital, a registered investment advisor, under which Op Cap Advisors will act as Portfolio Advisor to the Trust's Balanced Portfolio, replacing Harbor Capital and Morgan Grenfell; and

         WHEREAS, the advisory fees to be paid to Op Cap Advisors under such Portfolio Advisory Agreement will be higher than the fees currently being paid to Harbor Capital and Morgan Grenfell under their Portfolio Advisor Agreements and the Advisor has requested that its fees accordingly, also be increased; and

         WHEREAS, shareholders of the Trust, at a meeting of such shareholders held on April 23, 1997, approved the proposed increase in such fees to be paid under the Advisory Agreement.

         NOW, THEREFORE, Schedule 1 to the Advisory Agreement is hereby amended, effective as of the close of business on April 30, 1997, to read as set forth in Exhibit A to this Amendment, the only changes in such Schedule being an increase in the advisory fees to be paid by the Balanced Portfolio, from 0.70% to 0.80% of average daily net assets, and the deletion of the Municipal Bond Portfolio.



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         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.


                                      SELECT ADVISORS PORTFOLIO


                                      By: /s/ EDWARD G. HARNESS, JR.
                                        ---------------------------------
                                              Edward G. Harness, Jr., President

TOUCHSTONE ADVISORS INC.




By: /s/ BRIAN J. MANLEY



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

                                                  Exhibit A to Amendment No 1 to
                                                  Advisory Agreement

SCHEDULE  1

Emerging Growth Portfolio                   0.80%

International Equity Portfolio              0.95%

Growth & Income Portfolio                   0.75%

Growth & Income Portfolio II                0.75%

Balanced Portfolio                          0.80%

Income Opportunity                          0.65%

Bond Portfolio                              0.55%

Bond Portfolio II                           0.55%



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


                                 AMENDMENT NO. 2
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

         This Amendment No. 2 to Investment Advisory Agreement is dated as of September 18, 1997 and amends the Investment Advisory Agreement (the "Advisory Agreement") dated September 9, 1994 made by and between Touchstone Advisors, Inc., an Ohio corporation (the "Advisor"), and Select Advisors Portfolios, a New York master trust created pursuant to a Declaration of Trust dated February 7, 1994 (the "Trust").

         WHEREAS, the Advisor acts as investment advisor to the Trust pursuant to the Advisory Agreement and in such capacity has engaged separate portfolio advisors for each of the Trust's portfolios; and

         WHEREAS, Fort Washington Investment Advisors, Inc. ("Fort Washington") resigned as portfolio advisor to the Trust's Growth & Income Portfolios (the "Portfolios"), effective at the close of business on August 31, 1997; and

         WHEREAS, pursuant to approval given by the Trust's Board of Trustees, the Advisor, on behalf of the Portfolios, entered into a Portfolio Advisory Agreement, effective September 1, 1997, with Scudder Stevens & Clark, a registered investment advisor ("Scudder"), under which Scudder is now acting as Portfolio Advisor to the Portfolio (the "Portfolio Agreement"); and

         WHEREAS, the holders of interests in the Portfolios approved the Portfolio Agreement in meetings and actions held and taken on September 18,1997; and

         WHEREAS, the advisory fees to be paid by the Advisor to Scudder under the Portfolio Agreement for all periods after September 18, 1997 will be higher than the fees formerly paid to Fort Washington under their portfolio advisor agreement for the Portfolio, and the Advisor has requested that its fees, accordingly, also be increased; and

         WHEREAS, the holders of interests in the Portfolios approved such increase in fees under the Advisory Agreement in meetings and actions held and taken on September 18, 1997;and

         NOW, THEREFORE, Schedule 1 to the Advisory Agreement is hereby amended, effective as of September 18, 1997, to read as set forth in Exhibit A to this Amendment, the sole change in such Schedule being an increase in the advisory fees to be paid by the Portfolio, from 0.75% to 0.80%, on the first $150 million of average daily net assets of the Portfolios.


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


         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.


                                      SELECT ADVISORS PORTFOLIOS

                                      By: /s/ EDWARD G. HARNESS, JR.
                                        ------------------------------
                                          Edward G. Harness, Jr., President

TOUCHSTONE ADVISORS INC.

By: /s/ BRIAN J. MANLEY
   ------------------------




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



                                                 Exhibit A to Amendment No. 2 to
                                                 Advisory Agreement


SCHEDULE 1


Emerging Growth Portfolio                   0.80%

Growth & Income Portfolio                   0.80% on the first $150 million
                                            of average daily net assets and
                                            0.75% on such assets in excess of
                                            $150 million

Growth & Income II Portfolio                0.80% on the first $150 million of
                                            average daily net assets and 0.75%
                                            on such assets in excess of
                                            i$150 million

International Equity Portfolio              0.95%

Balanced Portfolio                          0.80%

Income Opportunity                          0.65%

Bond Portfolio                              0.55%

Bond Portfolio II                           0.55%




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




                                 AMENDMENT NO. 3
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
            TOUCHSTONE ADVISORS, INC. AND SELECT ADVISORS PORTFOLIOS


         This Amendment No. 3 to Investment Advisory Agreement is dated as of May 1, 1998 and amends the Investment Advisory Agreement (the "Advisory Agreement") dated September 9, 1994 made by and between Touchstone Advisors, Inc., an Ohio corporation (the "Advisor"), and Select Advisors Portfolios, a New York master trust created pursuant to a Declaration of Trust dated February 7, 1994 (the "Trust").

         WHEREAS, the Advisor acts as investment advisor to the Trust pursuant to the Advisory Agreement; and

         WHEREAS, a Sub-Trust or series of the Trust to be named Touchstone Value Plus Portfolio has been established and designated by the Trust's Board of Trustees;

         NOW, THEREFORE, Schedule 1 to the Advisory Agreement is hereby amended, effective as of May 1, 1998, to read as set forth in Exhibit A to this Amendment, the sole change in such Schedule being the addition of the Value Plus Portfolio.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.


                                        SELECT ADVISORS PORTFOLIOS


                                        By: /s/ EDWARD G. HARNESS, JR.
                                          --------------------------------
                                            Edward G. Harness, Jr., President

TOUCHSTONE ADVISORS INC.


By: /s/ PATRICIA J. WILSON




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


                                                 Exhibit A to Amendment No. 3 to
                                                 Investment Advisory Agreement


SCHEDULE 1

Emerging Growth Portfolio             0.80%

Growth & Income Portfolio             0.80% on the first $150 million of
                                      average daily net assets and 0.75% on such assets in excess of $150 million

Growth & Income II Portfolio          0.80% on the first $150 million of average
                                      daily net assets and 0.75% on such assets in excess of $150 million

International Equity Portfolio        0.95%

Balanced Portfolio                    0.80%

Income Opportunity Portfolio          0.65%

Bond Portfolio                        0.55%

Bond Portfolio II                     0.55%

Value Plus Portfolio                  0.75%




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